SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 13, 2004

SOUTHERN PERU COPPER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-14066	13-3849074
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2575 East Camelback Rd. Phoenix, AZ		85016

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (602) 977-6500

Item 8.01 Other Events

Southern Peru Copper Corporation (the “Company”) announced that unionized workers at its mining units in Toquepala and Cuajone terminated today the strike commenced on August 31, 2004 and resumed work.  The requests of the workers for amendments to the union agreements in effect until 2007 and for additional wage increases based on high metal prices were not accepted by the Company or the Peruvian authorities, which declared the strike illegal.  During the strike, the Company kept full operation in other units and partial production in the referred facilities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN PERU COPPER CORPORATION

By:	Armando Ortega,
Its:	Vice President-Legal and Secretary

Date: September 13, 2004